Exhibit 99.1

Viewbix Reports its Consolidated Financial Results for the First Half and the Second Quarter of 2023 with Revenues Totaling $48 Million for the First Half of 2023

Ramat Gan, Israel, August 14, 2023 – Viewbix Inc. (OTC: VBIX) (“Viewbix” or the “Company”), a global developer of mar-tech and ad-tech innovative technologies, today announced its consolidated financial results for the first half and the second quarter of 2023, highlighted by $48 million in revenue for the first half of 2023.

Viewbix’s second quarter results of 2023 underscore the Company’s continued growth, demonstrated by an 18% increase in revenues as compared to its second quarter in 2022.

Amihay Hadad, Viewbix’s CEO, commented: “Our financial results are a tribute to Viewbix’s focused efforts in the ad-tech area, highlighted mainly by 18% revenue growth in the second quarter.”

Other key highlights for the first half and the second quarter of 2023 include:

●	Revenues for the first half of 2023 reached $48,016 thousand as compared to $43,337 thousand for the same period last year. The increase of 10.8% in revenues was driven by $37,064 thousand from Viewbix’s digital content platform and $10,952 thousand from Viewbix’s search platform. In the second quarter of 2023, revenues amounted to $27,154 thousand, an increase of 18.5% as compared to the second quarter of 2022.

●	Operating Income for the first half of 2023 was $174 thousand as compared to $980 thousand in the first half of 2022. In the second quarter of 2023, operating income amounted to $250 thousand as compared to operating income of $761 thousand in the second quarter of 2022.

The reasons for the decrease in operating income are mainly due to: (1) an increase in general and administrative expenses following the reorganization transaction with Gix Media Ltd. on September 19, 2022 in the amount of approximately $600 thousand in the first half of 2023 and $300 thousand in the second quarter of 2023, as compared to the same periods in 2023; (2) during the second quarter of 2023, there was a decrease in the operational profit of the digital content platform, which is mainly a result of an increase in the traffic-acquisition costs in relation to revenues, and an increase of selling and marketing expenses during the first half of 2023, mainly due to expenses incurred in connection with the increase in the content displayed in the digital content platform; and (3) the decrease in operational profit of the digital content platform was offset by an increase in the operational profit of the search platform, amounting to a total of $766 thousand in the first half of 2023, as compared to a total of $169 thousand in the corresponding half of the previous year.

EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortizations) for the first half of 2023 amounted to $1,642 thousand as compared to $2,295 thousand for the corresponding period in 2022. For the second quarter of 2023, EBITDA amounted to $984 thousand as compared to $1,490 thousand for the corresponding period in 2022.

●	Net cash from operating activities for the first half of 2023 amounted to $1,015 thousand compared to $598 thousand in the first half of 2022.

First Half and Second Quarter 2023 Financial Highlights (Including EBITDA Reconciliation):

U.S. dollars in thousands	For the six months ended June 30			For the three months ended June 30
	2023	2022	%	2023	2022	%
Revenues	48,016	43,337	11%	27,154	22,902	19%
Operating income	174	980	(82)%	250	761	(67)%
EBITDA	1,642	2,295	(28)%	984	1,490	(34)%
Adjusted EBITDA	1,717	2,338	(27)%	1,029	1,532	(33)%
GAAP Net Income (loss)	(428)	(101)	324%	(83)	48	(273)%
Non-GAAP Net Income	953	1,110	(14)%	616	739	(17)%
Net Cash from Operations	1,015	598	70%	1,003	2,548	(61)%

U.S. dollars in thousands	For the six months ended June 30		For the three months ended June 30
	2023	2022	2023	2022
GAAP Net Income (loss)	(428)	(101)	(83)	48
Financial expenses, net	431	1,073	246	736
Taxes on income	171	8	87	(23)
Depreciation and amortization	1,468	1,315	734	729
EBITDA	1,642	2,295	984	1,490
Other expenses	-	35	-	35
Share-based compensation expenses	75	8	45	7
Adjusted EBITDA	1,717	2,338	1,029	1,532
Financial expenses, net	(431)	(1,073)	(246)	(736)
Taxes on income	(171)	(8)	(87)	23
Deferred tax income in connection with amortization of intangible assets	(162)	(147)	(80)	(80)
Non- GAAP Net Income	953	1,110	616	739

Use of Non-GAAP Measures

Viewbix’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the U.S. Securities and Exchange Commission (the “SEC”). Viewbix has provided in this release certain financial information that has not been prepared in accordance with GAAP. Viewbix’s management believes that the non-GAAP EBITDA described in the release, which includes adjustments for specific items that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding Viewbix’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Viewbix’s industry. However, the non-GAAP financial measures that Viewbix uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude share-based compensation expenses, acquisition related expenses, amortization of acquired intangible assets and the related taxes thereon. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization is defined as operating income excluding stock-based compensation expenses, depreciation, acquisition related items consisting of amortization of intangible assets, acquisition related expenses.

About Viewbix Inc.

Viewbix, through its subsidiaries Gix Media Ltd. and Cortex Media Group Ltd., operates in the field of digital advertising (together, the “Group”). The Group has two main activities: ad search and digital content. The search platform develops a variety of technological software solutions, that automate, optimize and monetize online campaigns, by acquiring and routing internet user traffic to its search engines. The digital content platform creates, edits and markets content, in various languages, to various target audiences, in order to generate revenues from advertisements displayed together with the content which are posted numerous digital content, marketing and advertising platforms (such as Google, Facebook, Yahoo and Apple), in order to attract internet user traffic for advertisers. Viewbix’s technological tools allow advertisers and website owners to earn more from their advertising campaigns and generate additional profits from their websites.

For more information about Viewbix, visit www.viewbix.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on Viewbix’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements could differ materially from those described in or implied by the statements in this press release. For example, the Company is using forward-looking statements when stating that certain identified continual profitability trend in the search platform may lead to positive and sustained results in future fiscal quarters.

The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed in any filings with the SEC. Except as otherwise required by law, Viewbix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Viewbix is not responsible for the contents of third-party websites.

INVESTOR RELATIONS CONTACTS:

Michal Efraty

Investor Relations

+972-(0)52-3044404

michal@efraty.com

VIEWBIX INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

U.S. dollars in thousands (except share data)

	As of June 30	As of December 31
	2023	2022

ASSETS

CURRENT ASSETS

Cash and cash equivalents	3,304	4,196
Restricted deposits	182	185
Accounts receivable	18,415	20,945
Loan to parent company	3,689	3,542
Other current assets	693	973

Total current assets	26,283	29,841

NON-CURRENT ASSETS

Severance pay funds	-	52
Deferred taxes	211	340
Property and equipment, net	272	302
Operating lease right-of-use asset	442	486
Intangible assets, net	13,885	15,313
Goodwill	17,361	17,361

Total non-current assets	32,171	33,854

Total assets	58,454	63,695

VIEWBIX INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Cont.)

U.S. dollars in thousands (except share data)

	As of June 30	As of December 31
	2023	2022

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	17,345	19,782
Short-term loans	6,000	5,069
Current maturities of long-term loans	1,879	1,500
Other payables	1,285	2,084
Operating lease liabilities - short term	83	87

Total current liabilities	26,592	28,522

NON-CURRENT LIABILITIES

Accrued severance pay	-	152
Long-term loans, net of current maturities	3,128	2,881
Operating lease liabilities - long term	334	388
Deferred taxes	1,632	1,853

Total non-current liabilities	5,094	5,274

Commitments and Contingencies

SHAREHOLDERS’ EQUITY

Common stock of $0.0001 par value - Authorized: 490,000,000 shares; Issued and outstanding: 14,895,075 and 14,783,964 shares as of June 30, 2023 and December 31, 2022, respectively.	3	3
Additional paid-in capital	25,417	25,350
Accumulated deficit	(3,859)	(3,338)
Equity attributed to shareholders of Viewbix Inc.	21,561	22,015
Non-controlling interests	5,207	7,884
Total equity	26,768	29,899

Total liabilities and shareholders’ equity	58,454	63,695

VIEWBIX INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

U.S. dollars in thousands (except share data)

	For the six months ended June 30,		For the three months ended June 30,
	2023	2022	2023	2022

Revenues	48,016	43,337	27,154	22,902

Costs and Expenses:
Traffic-acquisition and related costs	42,031	37,265	24,050	19,650
Research and development	1,513	1,641	717	793
Selling and marketing	1,438	1,225	715	605
General and administrative	1,392	876	688	329
Depreciation and amortization	1,468	1,315	734	729
Other expenses	-	35	-	35

Operating income	174	980	250	761

Financial expense, net	431	1,073	246	736

Income (loss) before income taxes	(257)	(93)	4	25

Income tax expense (benefit)	171	8	87	(23)

Net income (loss)	(428)	(101)	(83)	48

Less: net income attributable to non-controlling interests	93	430	41	311
Net loss attributable to shareholders of Viewbix Inc.	(521)	(531)	(124)	(263)

Net income per share – Basic attributed to shareholders:	(0.04)	(0.04)	(0.01)	(0.02)

Net income per share – Diluted attributed to shareholders:	(0.04)	(0.04)	(0.01)	(0.02)

Weighted average number of shares – Basic:	14,810,974	14,783,964 (*)	14,837,688	14,783,964 (*)

Weighted average number of shares – Diluted:	15,071,640	15,044,630 (*)	15,098,354	15,044,630 (*)

(*)	Share and per share data in these financial statements have been retrospectively adjusted to reflect a number of shares that is equivalent to the number of shares of the Company post the Reorganization Transaction.